For period ending December 31, 2004
Exhibit 77O
File number 811-6637
FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:	 _UBS U.S. Small Cap Growth Fund
Name of Adviser or Sub-Adviser

1.	Issuer:  Well Care Health Plans, Inc.

2.	Date of Purchase:   7/1/04
3.  Date offering commenced:  7/1/04

4.	Underwriter(s) from whom purchased:  Morgan Stanley,
SG Cowen, UBS, Wachovia

5.	Affiliated Underwriter managing or participating
in syndicate  UBS Investment Bank

6.	Aggregate principal amount or number of shares
purchased:    17,900

7.	Aggregate principal amount or total number of
shares of offering:    7,300,000

8.	Purchase price per unit or share (net of fees
and expenses):  $17.00

9.	Initial public offering price per unit or share:
$17.00

10.	Commission, spread or profit:    4.5	%
$_.77/share_________

11.	Have the following conditions been satisfied?
YES	NO
a. The securities are part of an issue registered under
the Securities Act of 1933 that is being offered to the
public, or is part of an issue of government securities
(as defined in section 2(a)(16) of the 1940 Act).	X
b. The securities were purchased prior to the end of the
first day on which any sales are made (of, if a rights
offering, the securities were purchased on or before the
fourth day preceding the day on which the offering
terminated).	X
c. The securities were purchased at a price not more than
the price paid by each purchaser in the offering.	X
d. The underwriting was a firm commitment underwriting.	X
e. The commission, spread or profit was reasonable and
fair in relation to that being received by others for
underwriting similar securities during the same period.	X
f. The issuer of the securities and any predecessor has
been in continuous operation for not less than three
years
g. The amount of such securities purchased by the Fund
and all other accounts over which the Adviser (or Sub-
Adviser, if applicable) exercises investment discretion
did not exceed 25% of the principal amount of the
offering.	X
h. No Affiliated Underwriter was a direct or indirect
participant in or beneficiary of the sale. 	X
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   David Wabnik
Date:	7/1/04
 FORM 10f-3
Rule 144A Securities

Fund:	 _UBS High Yield Fund
Name of Adviser or Sub-Adviser  UBS Global Asset
Management

1.	Issuer:  Foundation Coal Corporation.

2.	Date of Purchase:   7/21/04
3.  Date offering commenced:  7/21/04

4.	Underwriter(s) from whom purchased:  Citigroup
Global Mark

5.	"Affiliated Underwriter" managing or
participating in syndicate  UBS

6.	Aggregate principal amount or number of shares
purchased:    USD 1,000,000.00

7.	Aggregate principal amount or total number of
shares of offering:    USD 300,000,000.00

8.	Purchase price per unit or share (net of fees
and expenses):  $ USD 100.00

9.	Initial public offering price per unit or
share:  $ USD 100.00

10.	Commission, spread or profit:    2.5
%	$__________

11.	Have the following conditions been satisfied?
YES	NO
a. The securities are sold in an offering exempt from
registration under Section 4(2) of the Securities Act of
1933, Rule 144A or Regulation D.	X
b. The securities are sold to persons reasonable believed
to be qualified institutional buyers (QIBs).	X
c. The securities are reasonable believed to be
eligible for resale to other QIBs.	X
d. The securities were purchased prior to the end
of the first day on which any sales are made (or, if a
rights offering, the securities were purchased on or
before the fourth day preceding the day on which the
offering terminated)..	X
e. The securities were purchased at a price not more
that the price paid by each other purchaser in the
offering or any concurrent offering.	X
f. The underwriting was a firm commitment underwriting.
X

g. The commission, spread or profit was reasonable and fair in relation to that being received by others for
underwriting similar securities during the same period.	X
h. The issuer of the securities and any predecessor has been
in continuous operation for not less than three years. 	X
i. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not
exceed 25% of the principal amount of the offering.	X
j. No Affiliated Underwriter benefited directly or
indirectly from the purchase	X
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   Marianne Rossi
Date:	7/21/04
Registered Domestic Securities and Government Securities


Fund:	 _UBS Large Capitalization Growth Fund
Name of Adviser or Sub-Adviser UBS Global Asset
Management
1.	Issuer:  Google Inc..

2.	Date of Purchase:   8/18/04
  3.  Date offering commenced:  8/18/04

4.	Underwriter(s) from whom purchased:  Morgan
Stanley

5.	"Affiliated Underwriter" managing or participating
in syndicate  UBS

6.	Aggregate principal amount or number of shares
purchased:    500

7.	Aggregate principal amount or total number of
shares of offering:    19,605,052

8.	Purchase price per unit or share (net of fees and
expenses):  $85.00

9.	Initial public offering price per unit or share:
$85.00

10.	Commission, spread or profit:    2.8	%	$
11.	Have the following conditions been satisfied?
YES	NO

a. The securities are part of an issue registered under
the Securities Act of 1933 that is being offered to the
 public, or is part of an issue of government securities
(as defined in section 2(a)(16) of the 1940 Act).X
b. The securities were purchased prior to the end of the
first day on which any sales are made (of, if a rights
offering, the securities were purchased on or before the
fourth day preceding the day on which the offering
terminated).	X
c. The securities were purchased at a price not more than
the price paid by each purchaser in the offering.	X
d. The underwriting was a firm commitment underwriting.	X
e. The commission, spread or profit was reasonable and
fair in relation to that being received by others for
underwriting similar securities during the same period.	X
f. The issuer of the securities and any predecessor has
been in continuous operation for not less than three
years.	X
g. The amount of such securities purchased by the Fund
and all other accounts over which the Adviser (or Sub-
Adviser, if applicable) exercises investment discretion
did not exceed 25% of the principal amount of the
offering.	X
h. No Affiliated Underwriter was a direct or indirect
participant in or beneficiary of the sale. 	X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   Lawrence G. Kemp
Date:	8/18/04___
 FORM 10f-3
Registered Domestic Securities and Government
Securities


Fund:	 _UBS Small Capitalization Growth Fund
Name of Adviser or Sub-Adviser UBS Global Asset
Management

1.	Issuer:  Navteq Corp..

2.	Date of Purchase:   8/5/04
3.  Date offering commenced:  8/5/04

4.	Underwriter(s) from whom purchased:
Merrill Lynch

5.	"Affiliated Underwriter" managing or
participating in syndicate  UBS

6.	Aggregate principal amount or number
of shares purchased:    41,800

7.	Aggregate principal amount or total number
of shares of offering:    40,000,000

8.	Purchase price per unit or share (net of
fees and expenses):  $22.00

9.	Initial public offering price per unit or
share:  $22.00

10.	Commission, spread or profit:    4.75	%
$________

11.	Have the following conditions been satisfied?
YES	NO

a. The securities are part of an issue registered under
the Securities Act of 1933 that is being offered to the
public, or is part of an issue of government securities
(as defined in section 2(a)(16) of the 1940 Act).X
b. The securities were purchased prior to the end of
the first day on which any sales are made (of, if a
rights offering, the securities were purchased on or
before the fourth day preceding the day on which the
offering terminated).	X

c. The securities were purchased at a price not more
than the price paid by each purchaser in the offering.	X
d. The underwriting was a firm commitment underwriting.	X
e. The commission, spread or profit was reasonable and
fair in relation to that being received by others for
underwriting similar securities during the same period.	X
f. The issuer of the securities and any predecessor has
been in continuous operation for not less than three
years.	X
g. The amount of such securities purchased by the Fund and
all other accounts over which the Adviser (or Sub-Adviser,
if applicable) exercises investment discretion did not
exceed 25% of the principal amount of the offering.	X
h. No Affiliated Underwriter was a direct or indirect
participant in or beneficiary of the sale. 	X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   David Wabnik			Date:
8/5/04___
 FORM 10f-3
Registered Domestic Securities and Government Securities


Fund:	 _UBS High Yield Fund,

Name of Adviser or Sub-Adviser_UBS Global Asset
Management

1.	Issuer:  Blount Inc.

2.	Date of Purchase:   8/4/04
3.  Date offering commenced:  8/4/04

4.	Underwriter(s) from whom purchased:  Lehman
Brothers

5.	"Affiliated Underwriter" managing or participating
in syndicate  UBS

6.	Aggregate principal amount or number of shares
purchased:    975,000

7.	Aggregate principal amount or total number of
shares of offering:    175,000,000

8.	Purchase price per unit or share (net of fees and
expenses):  $100.00

9.	Initial public offering price per unit or share:
$100.00

10.	Commission, spread or profit:    2.75	%
$__________

11.	Have the following conditions been satisfied?
YES	NO
a. The securities are part of an issue registered under
the Securities Act of 1933 that is being offered to the
public, or is part of an issue of government securities
(as defined in section 2(a)(16) of the 1940 Act).	X
b. The securities were purchased prior to the end of the
first day on which any sales are made (of, if a rights
offering, the securities were purchased on or before the
fourth day preceding the day on which the offering
terminated).	X
c. The securities were purchased at a price not more
than the price paid by each purchaser in the offering.	X
d. The underwriting was a firm commitment underwriting.	X
e. The commission, spread or profit was reasonable and
fair in relation to that being received by others for
underwriting similar securities during the same period.	X
f. The issuer of the securities and any predecessor has
been in continuous operation for not less than three
years.	X
g. The amount of such securities purchased by the Fund
and all other accounts over which the Adviser (or Sub-
Adviser, if applicable) exercises investment discretion
did not exceed 25% of the principal amount of the
offering.	X
h. No Affiliated Underwriter was a direct or indirect
participant in or beneficiary of the sale. 	X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular,Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   Marianne Rossi
Date:	8/4/04___